EXHIBIT 99.2

For Immediate Release

Contact:
(Company)                                (Corporate Communications)
Barbara Duncan                           Kathleen Eppolito Chief
Financial Officer                        Scientia Communications, Inc.
DOV Pharmaceutical, Inc.                 (718) 281-1809
(201) 968-0980

     DOV Pharmaceutical, Inc. Appoints Jonathan Silverstein To the Board of
                                    Directors

Hackensack, NJ, December 22, 2003. DOV Pharmaceutical, Inc. (Nasdaq: DOVP) announced today that Jonathan Silverstein has joined its board of directors.

Mr. Silverstein is a director at OrbiMed Advisors LLC, the world's largest fully dedicated healthcare fund manager. OrbiMed manages approximately $4.5 billion in global healthcare assets through multiple legal entities. Mr. Silverstein joined OrbiMed in 1998 to focus on private equity investments and structured transactions of small-capitalization public companies. Prior to joining OrbiMed, he was the Director of Life Sciences in the investment banking department at Sumitomo Bank, Limited, where he was in charge of strategic alliances, mergers and acquisitions in the biotechnology sector. Mr. Silverstein has a B.A. in Economics from Denison University and a J.D. and M.B.A. from the University of San Diego. Currently, he is a director of Given Imaging, Ltd. (Nasdaq: GIVN), Auxilium Pharmaceuticals, Inc. and Predix Pharmaceuticals, Inc. Mr. Silverstein is a former director in LifeCell Corporation and Orthovita.

OrbiMed led a privately-negotiated $15 million investment in DOV in July 2003 and the firm (including its affiliates) currently holds 13.5 percent of the outstanding common stock of DOV. Mr. Silverstein stated, "During our review of CNS drug development companies, it was clear to us that DOV's development pipeline was unparalleled. We look forward to working with management and the DOV board to reach their corporate objectives and commercialize their compounds." Consistent with OrbiMed policy, Mr. Silverstein will likely serve only one full year term on the DOV board.

Dr. Arnold Lippa, CEO of DOV added, "Jonathan's experience in corporate finance, strategic alliances, and corporate transactions will prove invaluable as we bring DOV to the next phase of corporate development. His financial acumen will complement the rest of the board's strengths and help DOV to formulate future growth strategies. We are delighted to have someone of his caliber on the board."

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DOV is a biopharmaceutical company focused on the discovery, in-licensing, development and commercialization of novel drug candidates for central nervous system and other disorders, including cardiovascular and urological, that involve alterations in neuronal processing. The company has six product candidates in clinical trials addressing therapeutic indications with significant unmet needs.

Cautionary Note:

Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

      o demonstrate the safety and efficacy of product candidates at each stage of development;

      o     meet our development schedule for our product candidates;

      o meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

      o meet obligations and achieve milestones under our license and other agreements;

      o     meet obtain collaborations as required with pharmaceutical partners;

      o     obtain substantial additional funds;

      o     obtain and maintain all necessary patents or licenses; and

      o produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

Other factors that may cause our actual results to differ materially from our forward-looking statements include the fact that we or the FDA may suspend one or more of our clinical trials, patient recruitment may be slower than expected or patients may drop out of our clinical trials and our success depends on the performance of our licensees and collaborative partners who among other things may not fulfill their obligations to us. You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 31, 2003, and most recent quarterly

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report on Form 10 -Q filed November 14, 2003. We qualify all our forward-looking statements by these cautionary statements. There may be other factors that may materially affect our forward-looking statements and our future results. Readers should not, therefore, place undue reliance on our forward-looking statements.
We do not undertake any obligation and do not intend to update any forward-looking statement.